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                                                                    EXHIBIT 99.1


Pets.com                                                           PRESS RELEASE
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Pets.com, Inc.                                INVESTOR CONTACT: Richard G. Couch
(now IPET Holdings, Inc.)                                    IPET Holdings, Inc.
P.O. Box 5500                                                (tel.) 925-552-1298
Alamo, Ca 94507                                              (fax)  925-552-1292


   PETS.COM, INC. (NOW IPET HOLDINGS, INC.) ANNOUNCED TODAY THAT STOCKHOLDERS
     HAVE APPROVED THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF THE
                    COMPANY AND THE CHANGE OF CORPORATE NAME

SAN FRANCISCO--January 16, 2001--Pets.com, Inc. (now IPET Holdings, Inc.) (Nasdaq: IPET), announced today that at a special stockholder meeting its stockholders approved today the Plan of Complete Liquidation and Dissolution of the Company previously mailed to stockholders and the change of corporate name from Pets.com, Inc. to IPET Holdings, Inc. Previously, on November 4, 2000, the Board of Directors unanimously voted to discontinue the operation of Pets.com and liquidate and dissolve the Company. On November 7, 2000 the Company announced that it would begin the orderly wind down of its operations to include laying off most of its employees, negotiating the sale of the majority of its assets, and paying off its outstanding liabilities. The Company is proceeding with the sale of all of its assets, and thereafter intends to make an initial distribution of net liquidation proceeds, if any, to the stockholders.

     Today, the Company also filed with the Delaware Secretary of State an amendment to the Company's Certificate of Incorporation to effect the name change and a Certificate of Dissolution. The Certificate of Dissolution will take effect on Thursday, January 18, 2001. At the close of business on Thursday, January 18, 2001, the Company will close its stock transfer books, discontinue recording transfers of Common Stock (the "Final Record Date"), and the Company's Common Stock will be delisted from the Nasdaq Stock Market. Thereafter, certificates representing the Common Stock shall not be assignable or transferable on the books of the Company. The proportionate interests of all of the stockholders of the Company shall be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distributions made by the Company shall be made solely to the stockholders of record at the close of business on the Final Record Date.

     In addition, all officers and directors of the Company resigned today, effective immediately after the stockholder meeting. Richard G. Couch of Diablo Management Group ("DMG") was retained by the former board of Pets.com, Inc. to act as sole director of the Company and Chief Executive Officer for IPET Holdings, Inc. Going forward, Richard Couch, through DMG, will handle all remaining affairs for IPET Holdings, Inc.

Forward Looking/Cautionary Statements

     Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of Section 21(e) of the Securities Exchange Act of 1934 that involve risks and uncertainties that could cause Pets.com's actual results to differ materially from those contained in such forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Many of the statements set forth in this press release are subject to the risks and uncertainties discussed below and in Pets.com's registration statement on Form S-1 and its periodic reports as filed with the Securities and Exchange Commission. Pets.com may not be able to find qualified buyers for its assets at prices necessary to generate cash to satisfy its current and future obligations. Furthermore, because many of Pets.com's assets, particularly its intellectual property, will decline in value over time, Pets.com may not be able to consummate the sale of these assets in time to generate meaningful value. In addition, Pets.com may not be able to negotiate the orderly wind down of its obligations to creditors. These include, without limitation, long term contractual payment and performance obligations associated with Pets.com's building and facilities leases, business agreements with third parties, and agreements with vendors and shipping services. As a result of these and other risks, Pets.com may not be able to generate meaningful cash, or any cash, which could be returned to its shareholders, and the timing of any distribution is uncertain at this time. Pets.com does not undertake any obligations to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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